Exhibit 99.1

Arch Therapeutics Obtains Favorable Safety Data for AC5 Surgical Hemostatic DeviceTM in Skin Irritation Testing in Humans

AC5™ Not Considered an Irritant in a Cumulative Evaluation

FRAMINGHAM, MA – March 22, 2016 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™ (“AC5™”), reports favorable data from a 21-day repeat exposure skin test to evaluate the irritation potential of AC5 to human skin. This represents the first safety data obtained for AC5 from human testing.

The study was a Cumulative Irritation Evaluation test designed to determine the skin irritation potential of AC5 and controls after each was applied daily for 21 sequential days to the skin of a total of 41 healthy male and female human subjects. Results were obtained by evaluating and comparing the subject’s skin in areas where AC5 and the controls were repeatedly applied. Based upon the results, AC5 was not considered an irritant.

Arch Therapeutics President and CEO Terrence Norchi, MD, stated, “The results of this study represent an important step toward demonstrating clinical safety of AC5, and we remain pleased with the safety data generated to date. This irritation test adds to the portfolio of solid results and should enhance the profile of AC5 for hemostasis and other wound care applications.”

In addition, blood tests were performed both prior to and 24 hours after the testing period to evaluate any changes from baseline levels. No change was attributed to exposure to AC5 or the controls, indicating that there were no adverse events associated with the absorption or metabolism of AC5.

The Cumulative Irritation Evaluation test is a standard test that provides safety information. AC5’s peptide structure and mechanism of action, which is based on the formation of a local physical-mechanical barrier at the wound site, continues to be associated with a favorable safety profile.

About Arch Therapeutics, Inc.
Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device™, is being designed to achieve hemostasis in surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com